UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 29, 2008

PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California	0-21296	95-3759463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

3450 East Miraloma Avenue		92806-2101
Anaheim, CA		(Zip Code)
(Address of principal executive offices)
(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 29, 2008, Pacific Sunwear of California, Inc. (the “Company”) entered into a Credit Agreement, dated as of that date, with JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, Branch Banking & Trust Company, U.S. Bank National Association and Wells Fargo Retail Finance LLC, as Co-Documentation Agents, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Bookrunners and Joint Lead Arrangers, and a syndicate of other lenders (the “New Credit Facility”).
     The New Credit Facility provides for a secured revolving line of credit of up to $150 million, which can be increased to up to $225 million at the option of the Company upon the satisfaction of certain conditions if the Company can arrange for such increase to be provided by one of the lenders party to the New Credit Facility or by one or more new banks, financial institutions or other entities. However, none of such lenders, new banks, financial institutions or other entities are obligated to provide any such increase. Extensions of credit under the New Credit Facility are also limited to a borrowing base consisting of specified percentages of eligible categories of assets. The New Credit Facility is available for direct borrowing and, subject to borrowing base availability, up to $75 million of the New Credit Facility is available for the issuance of letters of credit, up to $10 million of which may be used for standby letters of credit. A portion of the New Credit Facility not exceeding $15 million is available for swingline loans. The New Credit Facility is scheduled to mature on April 29, 2013.
     The New Credit Facility is guarantied by Pacific Sunwear Stores Corp. and Miraloma Corp., each a subsidiary of the Company, and will be guarantied by any future domestic subsidiaries of the Company. The New Credit Facility is secured by a security interest in the Company’s and the subsidiary guarantors’ cash, cash equivalents, deposit accounts, securities accounts, credit card receivables, inventory and documents related to inventory and the proceeds of all the foregoing, with a negative pledge on certain other assets of the Company and its subsidiaries. The Security Agreement, dated as of April 29, 2008, is filed as Exhibit 10.2 hereto and incorporated herein by reference.
     The New Credit Facility replaces a $200 million unsecured Credit Agreement, dated as of September 14, 2005, by and between the Company and JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, National City Bank and U.S. Bank National Association, as Co-Documentation Agents, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Bookrunners and Joint Lead Arrangers, and a syndicate of other lenders (the “Prior Credit Facility”) (as filed as an exhibit to the Company’s Current Report on Form 8-K on September 19, 2005). The Prior Credit Facility, which was scheduled to mature on September 14, 2010, was terminated concurrently with the execution of the New Credit Facility, except for those reimbursement and indemnity provisions in the Prior Credit Facility which by their terms expressly survive the repayment of the Company’s obligations thereunder.
     As of the date hereof, the Company has no direct borrowings and approximately $11.7 million in letters of credit outstanding under the New Credit Facility. Direct borrowings under the New Credit Facility bear interest, at the Company’s option, at a per annum rate equal to (a)

the sum of (i) the LIBO Rate multiplied by the Statutory Reserve Rate plus (ii) the Applicable Rate (as each such term is defined in the New Credit Facility) or (b) the sum of (i) the higher of the sum of the Federal Funds Effective Rate plus 0.5% or the Administrative Agent’s prime rate plus (ii) the Applicable Rate (as each such term is defined in the New Credit Facility). Swingline loans under the New Credit Facility bear interest at a per annum rate equal to the sum of (i) the higher of the sum of the Federal Funds Effective Rate plus 0.5% or the Administrative Agent’s prime rate plus (ii) the Applicable Rate.
     The New Credit Facility requires the Company, under specified conditions, to maintain a minimum ratio of (i) Consolidated EBITDAR minus the unfinanced portion of Consolidated Capital Expenditures to (ii) Consolidated Fixed Charges (as each such term is defined in the New Credit Facility).
     The New Credit Facility also contains covenants that, subject to specified exceptions, restrict the Company’s ability to, among other things:
•	incur additional debt;

•	incur liens and contingent liabilities;

•	merge with or acquire other companies, liquidate or dissolve;

•	sell, transfer, lease or dispose of assets;

•	make investments;

•	make loans, investments or guarantees;

•	enter into sale and leaseback transactions;

•	enter into swap agreements;

•	make specified payments with respect to equity interests;

•	make specified payments with respect to other indebtedness;

•	engage in transactions with affiliates; and

•	enter into certain restrictive agreements.
     Upon the occurrence of an event of default under the New Credit Facility, the lenders may cease making loans, terminate the New Credit Facility, and declare all amounts outstanding to be immediately due and payable. The New Credit Facility specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, the failure to make timely principal and interest payments or to satisfy the covenants contained therein, including the financial covenants described above.

     The full text of the New Credit Facility is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 1.02. Termination of a Material Definitive Agreement.
     The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
10.1	Credit Agreement, dated as of April 29, 2008, with JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, BB&T Company, U.S. Bank National Association and Wells Fargo Foothill, Inc., as Co-Documentation Agents, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Bookrunners and Joint Lead Arrangers, and a syndicate of other lenders
10.2	Security Agreement, dated as of April 29, 2008, by the Company, Pacific Sunwear Stores Corp., Miraloma Corp., and certain future subsidiaries of the Company, and JPMorgan Chase Bank, N.A., as Administrative Agent

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2008	Pacific Sunwear of California, Inc.
/s/ Michael L. Henry
Michael L. Henry
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of April 29, 2008, with JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, BB&T Company, U.S. Bank National Association and Wells Fargo Foothill, Inc., as Co-Documentation Agents, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Bookrunners and Joint Lead Arrangers, and a syndicate of other lenders

10.2	Security Agreement, dated as of April 29, 2008, by the Company, Pacific Sunwear Stores Corp., Miraloma Corp., and certain future subsidiaries of the Company, and JPMorgan Chase Bank, N.A., as Administrative Agent